Exhibit T3A-4.1

ANGUILLA
ARTICLES OF INCORPORATION
COMPANIES ACT

1. **Company Name** — **Wireless Ventures(Anguilla) Ltd.**

2. **Registered Office Address**

   Hannah Waver House
   The Valley
   Anguilla
   British West Indies

   Mailing Address

   P.O. Box 801
   The Valley
   Anguilla
   British West Indies

3. **Registered Agent Name**

   Benjamine Company Services Limited

   Address

   Hannah Waver House
   The Valley
   Anguilla
   British West Indies

4. **Type of Company** — Non-Public Company / Ordinary

5. **Does the company elect to be bound by any of the exempted sections under section 182**
   (For Private Companies Only) — No

6. **Intention to publish prospectus** — No

7. **Type of limited liability** — Limited by Shares

8. **Share Capital**

   Maximum no. of shares that the company is authorised to issue 10,000

   Share Classes

Class	Total shares	From *(Where shares are issued in series)*	To

REGISTRAR OF COMPANIES
FILED
OCT 22 2003
ANGUILLA, WEST INDIES

COMMON	10,000

The rights, privileges, restrictions and conditions attached to each class of shares

Class	Rights
COMMON	1.The right to vote at any meeting of shareholders. 2. The right to receive any dividend by the company;and 3.The right to receive the remaining property of the company on dissolution

If a class of shares can be issued in series, the authority given to the directors to fix the number of share in, or to determine the designation of, and the rights, privileges, restrictions and conditions attaching to the shares of each series.

N/A

Restrictions, if any, on the transfer of shares.

Share Class	Restrictions
COMMON	1. The right to vote at any meeting of shareholders. 2.The right to receive any dividend by the company;and 3The right to receive the remaining property of the company on dissolution

9. **The amount that the members undertake to contribute to the assets of the company** — Not Applicable

10. **Number (or minimum and maximum number) of directors** — 1 - 3

11. **Director details**

Name	Nationality	Address	Mailing Address
Jordan Roderick	American	16422 NE 72nd Way Redmond,Washington 98052	16422 NE 72nd Way Remond,Washington 98052
Stephanie Bariault	American	16422 NE 72nd Way Redmond,Washington 98052	16422 NE 72nd Way Remond,Washington 98052
Yukio Marikubo	American	16422 NE 72nd Way Remond,Washington 98052	16422 NE 72nd Way Remond,Washington 98052

REGISTRAR OF COMPANIES
FILED
OCT 22 2003
ANGUILLA, WEST INDIES

12. Restrictions if any on the business that the company may carry on.

The Company shall not:

a) carry on banking or trust business within the meaning of the Offshore Banks and Trust Companies Act, 2000;

b) carry on business as an insurance or reinsurance company, insurance agent, insurance broker or insurance manager;

c) carry on company management business within the meaning of the Company Management Act, 2000:

13. Other Provisions

None

14. Incorporator's Name	**Address**
Benjamine Company Services Limited	Hannah Waver House The Valley Anguilla British West Indies

15. Submitted and digitally signed by	Latoya Richardson
Office held	Incorporator
For and on behalf of	Benjamine Company Services Limited
Address	**Mailing Address**
Hannah Waver House The Valley Anguilla British West Indies	P.O. Box 801 The Valley Anguilla British West Indies

For Registry Use Only

Company Number	1006695
Agent Code	BENJAMIN
Date document filed	22nd Day of October 2003

REGISTRAR OF COMPANIES
FILED
OCT 22 2003
ANGUILLA, WEST INDIES

ANGUILLA

COMPANIES ACT

(Section 35(5) / 163(3)159)

CERTIFICATE OF AMENDMENT

Company Number **1006695**

The Registrar of Companies hereby certifies that, the Articles of Incorporation of

Wireless Ventures(Anguilla) Ltd.

have this day been amended as set out in the attached Articles of Amendment.

Registrar of Companies

Dated this 20th day of January 2005

REGISTRAR OF COMPANIES
FILED
JAN 19 2005
ANGUILLA, WEST INDIES

ACKNOWLEDGEMENT

You are submitting the following particulars.

01.	**Company Name**	Wireless Ventures(Anguilla) Ltd.
02.	**Company No.**	1006695
03.	**Resolution Type**	Special Resolution
04.	**Date of Adoption of Special Resolution**	18-JAN-2005

The articles of the company are amended as follows:

05. Maximum Number of Authorised Shares UNLIMITED

06.

Share Class Details

SNo	Status	Share Class	Series	Total Shares
1	Changed	COMMON	-	UNLIMITED

The rights / privileges / restrictions and conditions attaching to each class of shares :-

SNo	Share Class	Series	Rights / Restrictions
1	COMMON	-	1.The right to vote at any meeting of shareholders. 2. The right to receive any dividend by the company;and 3.The right to receive the remaining property of the company on dissolution

Restrictions, if any, on the share transfer :-

SNo	Share Class	Series	Restrictions
1	COMMON	-	1. The right to vote at any meeting of shareholders. 2.The right to receive any dividend by the company;and 3The right to receive the remaining property of the company on dissolution

07. Submitted By

Name	Sherrilyn S Hodge
Office Held	Manager
For and on behalf of	Benjamine Company Services Limited
Address	Hannah Waver House **Mailing Address** P.O. Box 801

	The Valley Anguilla British West Indies	The Valley Anguilla British West Indies
Date	19-Jan-2005	

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REGISTRAR OF COMPANIES
FILED
JAN 19 2005
ANGUILLA, WEST INDIES